EXHIBIT 99.1


NEWS FROM DHB INDUSTRIES INC
2102 SW 2nd Street * Pompano Beach, FL 33069
Tel: 954-630-0900 * www.dhbindustries.com


                           COMPANY CONTACT:   Media Relations/Investor Relations
                                              Glenn Wiener
                                              212-786-6013
                                              pr@dhbt.com or ir@dhbt.com


DHB INDUSTRIES ANNOUNCES PRELIMINARY COURT APPROVAL OF CLASS ACTION SETTLEMENT AND PROVIDES UPDATES ON FINANCIAL AND CORPORATE MATTERS

Pompano Beach, Florida, July 9, 2007 - DHB Industries Inc. (OTC Pink Sheets:
DHBT.PK), a leader in the field of protective body armor, announced that the United States District Court, Eastern District of New York, had granted the plaintiffs' motion for preliminary approval of the settlements entered into in connection with the securities class action against the Company and certain individual defendants, as well as the related shareholder derivative action. Under the settlement documents, the plaintiff class consists of all persons who purchased or otherwise acquired DHB shares during the period from November 18, 2003 through November 30, 2006.

After notices of the settlement are mailed and published, the Court will hold a hearing to consider and determine whether to grant final approval of the settlement. The court has scheduled the hearing for October 5, 2007.

Further, the Company provided an update to its January 2007 financial disclosure. For the six months ending on June 30, 2007, the Company received approximately $191 million in cash receipts (a non-GAAP measure consisting principally of collections of trade accounts receivable, but also certain other operating and non-operating cash receipts). The majority of the cash receipts relate to shipments under Military and Domestic contracts. Cash receipts and liquidity requirements vary during the year based on orders and shipments, and orders under US Military contracts may become less active near the change in the Federal fiscal year in October.

As of June 30, 2007, the Company had approximately $7 million outstanding under its credit facility. During the first six months of 2007, debt outstanding averaged approximately $6 million. Outstanding amounts fluctuate daily based on collections from customers and the timing of payments for goods and services.

As of June 30, 2007, the Company had 51,027,535 shares of its common stock issued and outstanding.

Additionally, the Company reaffirmed that it remains on track to file audited annual financial results through 2006 by the end of the third quarter of 2007. The Company is working with its independent auditors to complete the financial statements required by the Securities and Exchange Commission (SEC).

Larry Ellis, President and CEO stated, "While we are aggressively pursuing new opportunities, our business remains healthy across all customer segments. The major portion of our business remains with the Defense Department, but we have seen a proportionate increase in domestic law enforcement business compared to prior years. Our approximately 1,200 employees continue to manufacture high quality products, and their dedication has enabled us to improve operating efficiencies and to consistently meet production deadlines and standards."

Ellis continued, "We also continue to improve the systems and controls throughout the organization that are vital to our long-term growth. Overall, we have confidence in our Company's future and remain focused on enhancing shareholder value."


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ABOUT DHB INDUSTRIES

DHB Industries Inc.'s highly recognized subsidiaries, Point Blank Body Armor, Inc. (www.pointblankarmor.com) and Protective Apparel Corporation of America
(PACA) (www.pacabodyarmor.com) are in the protective body armor industry and are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. Company subsidiary NDL Products, Inc. (www.ndlproducts.com) produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains, as well as through private label distributors.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries Inc. visit the website at (www.dhbindustries.com).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) THE COMPANY'S LACK OF AUDITED FINANCIAL STATEMENTS AND ITS ABILITY TO FILE ITS PERIODIC REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON A TIMELY BASIS,
(2) IMPROVEMENT IN THE COMPANY'S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (3) DE-LISTING FROM THE AMERICAN STOCK EXCHANGE, (4) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (5) ADDITIONAL FINANCING REQUIREMENTS, (6) DEVELOPMENT OF NEW PRODUCTS, (7) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (8) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (9) TECHNOLOGICAL CHANGES, (10) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS,
(11) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.


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